EXHIBIT 99.1

CytoSorbents Appoints Melanie Grossman, CPA as Vice President and Corporate Controller

Ms. Grossman brings 25 years of accomplished finance and accounting experience in global, publicly-traded companies

Company announces Inducement Grant Under Nasdaq Listing Rule 5635(c)(4)

PRINCETON, N.J., April 17, 2025 —CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification, today announced the appointment of Melanie Grossman, CPA as Vice President and Corporate Controller. Ms. Grossman joins CytoSorbents with over 25 years of accomplished finance and accounting experience in global, publicly-traded companies.

“We are pleased to announce the appointment of Melanie to this important role,” stated Peter J. Mariani, Chief Financial Officer of CytoSorbents. “Melanie brings extensive expertise in financial operations, planning and analysis, as well as the establishment of robust financial reporting systems, processes, internal controls, and regulatory compliance in publicly-traded companies. Her experience and leadership will be a real benefit to CytoSorbents as we continue to drive growth and efficiencies in our core business and prepare for the potential launch of DrugSorb™-ATR in the U.S. and Canada.”

Melanie is an accomplished leader and joins CytoSorbents from Staffing 360 where she served as the Senior Vice President and Group Controller.  Her previous experience includes Director of Finance and Accounting for Vaxxinity, Controller for Byram Healthcare, and eight years with Stryker Orthopedic.  She began her career in public accounting as an auditor with Ernst & Young serving a breadth of clients and industries.

Reporting Inducement Grants Under NASDAQ Listing Rule 5635(c)(4)

Upon Ms. Grossman’s appointment, the Compensation committee of the Board of Directors approved the following inducement awards pursuant to Rule 5635(c)(4) of the Nasdaq Stock Market Listing Rules:

•	Non-Qualified Stock Options to purchase a total of 25,000 shares of common stock. The stock options have a 10-year term and an exercise price per share of $0.99, the fair market value of the Company’s common stock on April 14, 2025, the date of grant. The stock options vest 50% on the first-year anniversary of the date of grant and 25% of the award on each of the second year and third anniversaries of the date of grant;
•	Signing Restricted Stock Units of 35,000 units which will vest upon the earlier of i) a change-in-control of the Company, or ii) cliff vest in four years; and
•	Change-of-Control Restricted Stock Units of 35,000 units that will vest only in the event of a change-of-control of the Company.

The terms of each award are subject to the applicable award agreement and vesting is subject to continued service as of the applicable vesting date.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery through blood purification. CytoSorbents’ proprietary blood purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Cartridges filled with these beads can be used with standard blood pumps already in the hospital (e.g. dialysis, continuous renal replacement therapy or CRRT, extracorporeal membrane oxygenation or ECMO, and heart-lung machines), where blood is repeatedly recirculated outside the body, through our cartridges where toxic substances are removed, and then back into the body. CytoSorbents’ technologies are used in a number of broad applications. Specifically, two important applications are 1) the removal of blood thinners during and after cardiothoracic surgery to reduce the risk of severe bleeding, and 2) the removal of inflammatory agents and toxins in common critical illnesses that can lead to massive inflammation, organ failure and patient death. The breadth of these critical illnesses includes, for example, sepsis, burn injury, trauma, lung injury, liver failure, cytokine release syndrome, and pancreatitis as well as the removal of liver toxins that accumulate in acute liver dysfunction or failure, and the removal of myoglobin in severe rhabdomyolysis that can otherwise lead to renal failure. In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments.

CytoSorbents’ lead product, CytoSorb®, is approved in the European Union and distributed in over 70 countries worldwide, with more than 270,000 devices used cumulatively to date. CytoSorb was originally launched in the European Union under CE mark as the first cytokine adsorber. Additional CE mark extensions were granted for bilirubin and myoglobin removal in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure. CytoSorb is not yet approved or cleared in the United States.

In the U.S. and Canada, CytoSorbents is developing the DrugSorb™-ATR antithrombotic removal system, an investigational device based on an equivalent polymer technology to CytoSorb, to reduce the severity of perioperative bleeding in high-risk surgery due to blood thinning drugs. It has received two FDA Breakthrough Device Designations: one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic procedures. In September 2024, the Company submitted a De Novo medical device application to the U.S. FDA requesting marketing approval to reduce the severity of perioperative bleeding in CABG patients on the antithrombotic drug ticagrelor, which was accepted for substantive review in October 2024. In November 2024, the Company received its MDSAP certification and submitted its Medical Device License (MDL) application to Health Canada. DrugSorb-ATR is not yet granted or approved in the United States and Canada, respectively.

The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, ContrastSorb, and others. For more information, please visit the Company’s website at https://ir.cytosorbents.com/ or follow us on Facebook and X.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, representations and contentions, and the outcome of our regulatory submissions, and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, our restructuring of our direct sales team and strategy in Germany and the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 31, 2025, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

Please Click to Follow Us on Facebook and X

U.S. Company Contact:
Peter J. Mariani, Chief Financial Officer

305 College Road East

Princeton, NJ 08540

pmariani@cytosorbents.com

Investor Relations Contact:

Aman Patel, CFA & Adanna G. Alexander, PhD

ICR Healthcare

ir@cytosorbents.com